UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.           )

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The Henssler Funds, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

As a shareholder in The Henssler Equity Fund (the “Fund”) you are being asked to vote on important matters that affect your Fund. These matters will be considered at a special meeting of shareholders of the Fund (“Meeting”), which has been scheduled for October 26, 2004. The purpose of the Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Meeting or any adjournments thereof.

You are being asked to (i) elect a slate of Directors to serve on the Board of Directors of The Henssler Funds, Inc. (the “Company”) until their successors are elected and qualified, and (ii) to approve Amended and Restated Articles of Incorporation for the Company. As a valued shareholder, your vote is very important.

Voting is easy! Simply complete the enclosed proxy card(s) and return it in the postage-paid envelope provided. Please be sure to sign your card.

If you have any questions, please call the Fund’s toll-free number 1-800-936-3863, and ask to speak with a representative, who will be happy to help you.

Sincerely,

Gene W. Henssler, Ph.D
President

DEFINITIONS OF KEY TERMS USED IN THE QUESTIONS & ANSWERS AND LETTER TO SHAREHOLDERS

Board:	The current board of directors of The Henssler Funds, Inc. (the “Company”). The members of the Board will change if shareholders of the Company approve the proposal described in the enclosed materials to elect new members to the board of directors. The independent directors nominated to serve on the board of directors have been selected by the independent directors currently serving on the Board.

The Fund:	The Fund is a portfolio of The Henssler Funds, Inc. Henssler Asset Management, LLC (“Henssler”) serves as investment adviser to the Fund.

Henssler:	Henssler is an SEC registered investment adviser currently serving as adviser to the Fund. For more than eleven years, Henssler and its affiliates have provided equity and fixed income asset management services to clients throughout the United States. Currently, Henssler manages client assets totaling more than $1 billion.

IMPORTANT NEWS FOR
SHAREHOLDERS OF THE HENSSLER EQUITY FUND

You are being asked to consider two proposals to be voted upon at an upcoming shareholder meeting of The Henssler Funds, Inc. A brief overview of these proposals is provided below. We encourage you to read the full text of the enclosed Proxy Statement before voting. The Board believes these proposals are in the best interests of shareholders and unanimously recommends that you vote FOR each of the proposals.

Q & A:	QUESTIONS AND ANSWERS

Q:	What am I being asked to vote on?

A:	You are asked to vote in favor of two proposals:

	1.	To elect a slate of Directors to serve on the Board of Directors of the Company until such time as their successors shall be duly elected and qualified.

	2.	To approve Amended and Restated Articles of Incorporation for the Company.

Q:	How does my Fund’s Board recommend that I vote?

A:	The Board unanimously recommends that you vote FOR each of the Proposals described in this proxy statement.

Q:	Why am I being asked to approve the election of directors to the board of directors of The Henssler Funds, Inc.?

A:	A mutual fund’s board of directors represents shareholder interests and oversees the management and operations of the fund. The Board of Directors of the Company has nominated the six persons listed in the enclosed proxy statement for election as directors, each to hold office until the next meeting of shareholders of the Company at which Directors are elected and until their successors are elected and qualified. Information about each nominee is contained in the enclosed Proxy Statement. You are being asked to approve the election of each of these individuals to the Board of Directors of The Henssler Funds, Inc.

Q:	Why am I being asked to approve amended and restated Articles of Incorporation?

A:	The Board of Directors of the Company has declared it is advisable that the shareholders of the Company approve Amended and Restated Articles of Incorporation of the Company. The Amended Articles incorporate revisions to the charter of the Company, which are designed to clarify the powers of the Board of Directors to establish separate series and classes of Shares of the Company. The Company does not plan to add an additional series of the Company at this time or additional classes to its existing series, the Fund, but may in the future choose to do so.

Q:	Where can I obtain additional information about these proposals?

A:	The proposals are discussed in more detail in the enclosed Proxy Statement, which we encourage you to read. If you have any questions about the matters discussed in the enclosed materials or need assistance completing your proxy card(s), please call 1-800- 936-3863.

THE HENSSLER FUNDS, INC. 1281 KENNESTONE CIRCLE, SUITE 100 MARIETTA, GEORGIA 30066

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 26, 2004

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (“Meeting”) of The Henssler Funds, Inc. (the “Company”) will be held on Tuesday, October 26, 2004, at the offices of Citco Mutual Fund Services, Inc., 83 General Warren Boulevard, Suite 200, Malvern, PA at 9:00 a.m. Eastern Time, for the following purposes:

1	:	To elect a slate of Directors to serve on the Board of Directors of the Company until such time as their successors shall be duly elected and qualified;

2	:	To approve Amended and Restated Articles of Incorporation for the Company;

3	:	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The attached Proxy Statement provides additional information about these proposals. Shareholders of record of the Fund as of the close of business on August 27, 2004, are entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the Meeting in person, please vote your shares. Please read the enclosed Proxy Statement carefully before you vote.

PLEASE RESPOND — WE ASK THAT YOU VOTE PROMPTLY IN ORDER TO
AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors,

Gene W. Henssler, Ph.D.
President

[Effective Date]

The Henssler Funds, Inc. The Henssler Equity Fund ___________________________ Proxy Statement ___________________________
Special Meeting of Shareholders to be held on October 26, 2004

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of The Henssler Funds, Inc. (“Company”), on behalf of The Henssler Equity Fund (the “Fund”), to be voted at a special meeting of shareholders to be held on Tuesday, October 26, 2004, at the offices of Citco Mutual Fund Services, Inc., 83 General Warren Boulevard, Suite 200, Malvern, PA, at 9:00 a.m. Eastern Time (“Meeting”), for the purposes set forth below and described in greater detail in this Proxy Statement.

The following Proposals will be considered and acted upon at the Meeting:

1	.	To elect a state of Directors to serve on the Board of Directors of the Company until such time as their successors shall be duly elected and qualified;

2	.	To approve Amended and Restated Articles of Incorporation for the Company.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

The date of the first mailing of the proxy cards and this Proxy Statement to shareholders will be on or about September 13, 2004, or as soon as practicable thereafter.

The most recent annual report of the Fund, including financial statements, for the fiscal year ended April 30, 2004, and the most recent semi-annual report of the Fund for the six months ended October 31, 2003, have been mailed previously to shareholders. If you would like to receive additional copies of these shareholder reports free of charge, or copies of any subsequent shareholder report, please contact the Company by writing to the address set forth on the first page of this proxy statement or by calling 1-800-936-3863. Shareholder reports will be sent by first class mail within three business days of the receipt of the request.

If the necessary quorum to transact business or the vote required to approve either proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

_____________________________

Proposal 1

ELECTION OF THE DIRECTORS ___________________________

The Board has nominated the six individuals identified below for election to the Board of Directors of the Company. Under the Proposal, shareholders of the Fund are being asked to vote on these nominees. Each of the nominees, except Dr. O’Brien and Mr. Owen, currently serves as a Director of the Company. The Company does not contemplate holding annual shareholder meetings for the purpose of electing Directors. Thus, if elected to the Board, each nominee will hold office as a Director of the Company until his or her successor is elected and qualified.

It is the intention of the persons named in the enclosed forms of proxy to vote in favor of the election of each nominee for Director listed below. Each nominee has consented to be named in this Proxy Statement and to serve as Director of the Company if elected. The Board has no reason to believe that any of the nominees will become unavailable for election as a Director, but if that should occur before the Meeting, the proxies will be voted for such other nominee(s) as the Board may recommend.

Information about the Nominees, including their business addresses, ages and principal occupations during the past five years, and other current directorships of publicly traded companies or funds, are set forth in the table below. A Nominee is deemed to be “independent” to the extent the Nominee is not an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”). Correspondence intended for each nominee and officer of the Company may be sent to Henssler Asset Management, LLC, 1281 Kennestone Circle, Suite 100, Marietta, Georgia 30066.

(1)	(2)	(3)	(4)	(5)	(6)
Name and	Positions held	Term of Office and	Principal	Number of	Other
Address (Age)	with Fund	Length of Time	Occupation During	Portfolios in	Directorships
		Served	the Past 5 Years	Fund Complex	Held by
				Overseen by	Director
Director

Interested
Directors

*Gene W.	Director,	Term is indefinite,	President, G.W.	One	None
Henssler,	President	6 years served	Henssler &
Ph.D. (64)			Associates, Ltd.;
Member, Henssler
Asset Management,
LLC

*Patricia T.	Director,	Term is indefinite,	Treasurer, G.W.	One	None
Henssler,	Executive Vice	6 years served	Henssler &
C.P.A. (49)	President and		Associates, Ltd.;
	Treasurer		Certified Public
Accountant,
Henssler, Still &
Associates, LLC;
Member, Henssler
Asset Management,
LLC

~~Independent~~
Directors

Ladd M.	Director	Term is indefinite,	Professor of	One	None
Kochman,		6 years served	Finance, Kennesaw
DBA (59)			State University

Robert E.	Director	Term is indefinite,	Retired	One	None
Nickels (61)		2 years served

David	Nominee	Not applicable	Urologist	None	None
O’Brien, MD
(63)

Joseph Owen	Nominee	Not applicable	Executive, Software	None	None
(43)			Development

Officers

Ted L. Parrish	Vice President	Not applicable	Principal, G.W.	One	None
(31)			Henssler &
Associates, Ltd.;
Member, Henssler
Asset Management,
LLC

William G.	Vice President	Not applicable	Principal, G.W.	One	Cherokee
Lako, Jr. (33)			Henssler &		National Trust
Associates, Ltd.;
Member, Henssler
Asset Management,
LLC

Scott L.	Vice President	Not applicable	Principal, G.W.	One	Cherokee
Keller, CFA			Henssler &		National Trust
(38)			Associates, Ltd.;
Member, Henssler
Asset Management,
LLC.

*Dr. Gene Henssler and Patricia Henssler are “interested persons” of the Fund as defined under the Investment Company Act of 1940 because of their positions with the Adviser; they are related by marriage.

As of August 31, 2004, the nominees, Directors and officers of the Company owned, in the aggregate, less than 1% of the Fund’s outstanding shares.

The Board, which is currently composed of two interested and two independent Directors, met 4 times during the fiscal year ended April 30, 2004. It is expected that the Directors will meet at least 4 times a year at regularly scheduled meetings. The Board of Directors currently has one standing committee, an audit committee. The function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Fund’s financial statements, (ii) compliance by the Fund with legal and regulatory requirements, (iii) the independence and performance of the Fund’s external accountants, and (iv) the performance of the Fund’s internal audit function. The Audit Committee was established in December 2003, and met once during the fiscal year ended April 30, 2004. The Audit Committee is currently composed of the two independent directors of the Fund, Dr. Kochman and Mr. Nickels. A copy of the Audit Committee charter is attached as Appendix A.

The Board of Directors does not have a standing nominating committee or a committee performing similar functions. Due to the relatively small size of the Board, the Board does not believe the establishment of a separate committee is necessary for this purpose. Decisions with respect to the nomination of Directors are made by the independent Directors, who act separately to nominate new independent Directors. In this capacity, the Fund’s independent Directors will consider Director candidates recommended by shareholders. Shareholders should send their recommendations to the Dr. Ladd Kochman and Mr. Robert Nickels, c/o the Company, 1281 Kennestone Circle, Suite 100, Marietta, GA 30066. Each of the nominees for election at the Meeting that are not currently Company Directors were recommended by the sitting independent Directors.

Company shareholders may send communications to the Company’s Board of Directors, including individual directors, c/o the Company, 1281 Kennestone Circle, Suite 100, Marietta, GA 30066. All such communications will be relayed to the applicable Board members.

The Adviser, under the Operating Services Agreement, pays each interested Director an annual fee of $2,500 per year, and the Fund pays each independent Director an annual fee of $6,000 per year, together with such Director’s actual out-of-pocket expenses relating to attendance at meetings. The annual fees are payable in four equal quarterly installments and are paid as of the date of each quarterly Board meeting. The amount that the Fund paid each Director during the fiscal year ended April 30, 2004 is shown below.

Compensation Table

(1)	(2)	(3)
Name of Person, Position	Aggregate	Total Compensation from Fund and Fund Complex Paid to
	Compensation from	Directors
	Fund

Interested Directors

Gene W. Henssler	$0	$0

Patricia T. Henssler	$0	$0

Independent Directors

Ladd M. Kochman	$6,000.00	$6,000.00

Robert E. Nickels	$6,000.00	$6,000.00

The Fund does not offer its Directors a pension or retirement plan.

The following table sets forth information describing the dollar range of equity securities of the Fund beneficially owned by each nominee as of August 31, 2004.

Ownership Table

(1)	(2)	(3)
Name of Director or Nominee	Dollar Range of Equity	Aggregate Dollar Range of Equity Securities in All Registered
	Securities in the Fund	Investment Companies Overseen by Director or Nominee in
Family of Investment Companies

Interested Directors

Gene W. Henssler	Over $ 100,000	Over $ 100,000

Patricia T. Henssler	Over $ 100,000	Over $ 100,000

Independent Directors

Ladd M. Kochman	$ 0	$ 0

Robert E. Nickels	$ 0	$ 0

David O’Brien	$ 0	$ 0

Joseph Owen	$ 0	$ 0

Shareholder Approval: Election of each of the Nominees to the Board of Directors must be approved by a plurality of the total votes validly cast in person or by proxy at the Meeting at which a quorum exists.

     THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

_______________________________
Proposal 2

     APPROVAL OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION FOR THE COMPANY
___________________________

The Board of Directors of the Company has declared it is advisable that the shareholders of the Company approve Amended and Restated Articles of Incorporation (“Amended Articles”) of the Company. The Amended Articles incorporate revisions to the charter of the Company, which are designed to clarify the powers of the Board of Directors to establish separate series and classes of Shares of the Company. The Company does not plan to add an additional series of the Company at this time or additional classes to its existing series, the Fund, but may in the future choose to do so. A copy, marked to show proposed changes, of the Company’s Amended Articles is attached as Appendix B.

The Amended Articles also eliminate a provision that would preclude the Company from indemnifying or otherwise holding harmless any Director or officer of the Company against any liability to the Company or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Applicable Maryland law as well as the Investment Company Act of 1940 currently limit the Company from taking such action under those circumstances. The Company believes it is preferable to be subject to applicable legal standards in this regard and to have the flexibility to revise its procedures should those laws change.

The Amended Articles add a section that states that the provisions on limitations of liability and indemnification of Directors and officers of the Company cannot subsequently be repealed or narrowed by any action of shareholders with respect to any act or omission which occurred prior to such action. This revision will provide legal protection and certainty to such parties when they act by ensuring that there will not be retroactive changes to the Company’s Articles of Incorporation and will provide certainty that the actions of such parties will be judged by a certain specified standard. Such a safeguard is necessary in order to recruit qualified persons to serve as Directors and officers of the Company.

Under the Amended Articles, the section that permits the Company to redeem the shares owned by a single shareholder if their total value falls below $1,000 has been amended to remove this specific value. The provision now allows the minimum account value to be decided by the Board of Directors by resolution. This change will provide flexibility for the Company to terminate small accounts in order to reduce administrative costs that are borne by all investors in the Fund. The Board has no current intention to change the $1,000 threshold for small account redemptions now set forth in the Fund’s prospectus.

The Board of Directors believe that the Amended Articles will be in the best interest of the Company and its shareholders because they increase the Company’s flexibility and allow the Company to take advantage of positive changes in state and federal law.

If this Proposal is not approved for the Company, the Company’s existing Articles of Incorporation will remain in effect.

Shareholder Approval: Approval of the Amended Articles requires the affirmative vote of a majority of the Company’s outstanding shares at the Meeting at which a quorum exists.

     THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
UNANIMOUSLY ADVISES THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE
COMPANY’S AMENDED AND RESTATED ARTICLES.

___________________________

VOTING INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board to be used at the Meeting. This Proxy Statement, along with a Notice of the Meeting and proxy card, is first being mailed to shareholders of the Fund on or about September13, 2004. Only shareholders of record as of the close of business on the Record Date, August 27,2004, will be entitled to notice of, and to vote at, the Meeting. If the enclosed form of proxy card is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked but properly executed proxy cards will be voted FOR the proposal and FOR any other matters deemed appropriate. A proxy may be revoked at any time on or before the Meeting by written notice to the Secretary of the Fund at the address on the cover of this Proxy Statement or by attending and voting at the Meeting. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, for approval of the proposed Board members contemplated thereby. Each share of record is entitled to one vote on each matter presented at the Meeting, with proportionate votes for fractional shares.

The Fund requests that broker-dealer firms, custodians, nominees and fiduciaries forward proxy material to the beneficial owners of the shares held of record by such persons. Henssler Asset Management, LLC may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. The cost of soliciting these proxies will be borne by Henssler. Proxies are being solicited by mail.

Share Information

The total number of shares in the Fund as of August 27, 2004 is 9,837,405.787

The following hold 5% or more of the Fund’s outstanding shares as of August 27, 2004;

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class as of 8/27/04

Charles Schwab & Co., Inc.
Special Custody Account for
Henssler Equity Fund	the Benefit of Customers.	$ 46,218,166	35.48%
101 Montgomery Street San
Francisco, CA 94104

Reliance Trust Co. TTEE
	Metlife Retirement Plans	$ 35,832,268	27.51%
Group 2 Montgomery Street
Jersey City, NJ 07302

CNT Wealth Management
LLC for the Exclusive
	Benefit of the Customers	$ 15,826,400	12.15%
Mutual Fund Division Cash
Div Account 9860 Highway
92 Woodstock, GA 30188

Metlife Retirement Plans
	Group (GAP) 2 Montgomery	$ 7,937,723	6.09%
Street Jersey City, NJ 07302

Quorum

The presence, in person or by proxy, of stockholders of one third of the shares of stock of the Company constitutes a quorum.

Voting Requirement

Nominees for Director receiving a plurality of the votes cast in person or by proxy at the Meeting at which a quorum exists will be elected to the Board of Directors of the Company in Proposal 1. Proposal 2 requires the affirmative vote of a majority of the Company’s outstanding shares.

Effect of Abstentions and Broker “Non-Votes”

For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies marked as abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions and broker non-votes will have no effect on Proposal 1, for which the required vote is a plurality of the votes cast, but will have the effect of a vote against Proposal 2, for which the required vote is a majority of all outstanding shares.

SHAREHOLDER INFORMATION

To help lower the impact of operating costs, the Fund attempts to eliminate mailing duplicate documents to the same address. When two or more Fund shareholders have the same last name and address, the Fund may send only one prospectus, annual report, semiannual report, general information statement or proxy to that address rather than mailing separate documents to each shareholder. Shareholders may opt out of this single mailing at any time by calling the Fund at 1-800-936-3863 or writing to the Fund at The Henssler Equity Fund, c/o Citco Mutual Fund Services, Inc., P.O. Box C1100, Southeastern, PA, 19398-1100 and requesting the additional copies of Fund documents. Shareholders sharing a single mailing address who are currently receiving multiple copies of Fund documents can request delivery of a single copy instead by calling the same telephone number or writing to the same address.

INFORMATION ON THE FUND’S INDEPENDENT ACCOUNTANTS

The Fund’s financial statements for the fiscal year ended April 30, 2004 were audited by Tait Weller & Baker LLP (“Tait Weller”), 1818 Market Street, Suite 2400, Philadelphia, PA 19103. The Board has selected Tait Weller as the independent auditor for the Fund for the current fiscal year. Tait Weller has informed the Audit Committee for the Fund that it has no material direct or indirect financial interest in the Fund and that investments in the Fund by its personnel and their family members are prohibited where appropriate to maintain the auditors’ independence. In the opinion of the Audit Committee, the services provided by Tait Weller are compatible with maintaining its independence.

Representatives of Tait Weller are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

Audit Fees

The aggregate fees billed by Tait Weller for professional services rendered for the audit of the Fund’s annual financial statements for the two most recent fiscal years and the review of the financial statements included in the Fund’s annual reports to shareholders were for those periods $10,000 and $10,500.

Financial Information Systems Design and Implementation Fees

No fees were billed by Tait Weller for the two most recent fiscal years for professional services rendered to the Fund, the Adviser and all entities controlling, controlled by or under common control with the Adviser for information technology services relating to financial information systems design and implementation.

All Other Fees

For tax services provided to the Fund, Tait Weller billed the following amounts in fees for the fiscal years ended April 30, 2004 and 2003, respectively: $2,500 and $2,500. Tait Weller did not provide any other non-audit services to the Fund, the Adviser and all other entities controlling, controlled by, or under common control with the Adviser during those periods.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve any non-audit services proposed to be provided by the Fund’s independent accountant to the Fund and any non-audit services proposed to be provided by such independent accountant to the Fund’s Adviser which have a direct impact on the Fund’s operations or financial reporting, before such services are rendered.

THE FUND’S ADVISER AND DISTRIBUTOR

Henssler Asset Management, LLC is located at 1281 Kennestone Circle, Suite 100, Marietta, Georgia 30066. The Adviser is a Georgia limited liability company controlled by Dr. Gene Henssler and Patricia Henssler. Pursuant to an Operating Services Agreement, the Adviser also provides administrative services to the Fund.

Citco Mutual Fund Distributors, Inc., 83 General Warren Blvd., Suite 200, Malvern, PA 19355 serves as the Fund’s Distributor.

OTHER MATTERS

No business, other than as set forth above, is expected to come before the Meeting. Should any other matters requiring a vote of shareholders properly come before the Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment in the interests of the Fund.

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual or other regular meetings of shareholders. Any shareholder who wishes to submit a proposal to be considered at a special meeting of the Company’s shareholders should send such proposals to the Company at 1281 Kennestone Circle, Suite 100, Marietta, Georgia 30066. Proposals must be received within a reasonable period of time prior to any meeting to be included in the proxy materials or otherwise to be considered at the meeting. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws.

By Order of the Board of Directors

/s/ Gene W. Henssler

Gene W. Henssler, PhD.
President

[Date]

ATTACHMENT A

THE HENSSLER FUNDS, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Fund, (2) the compliance by the Fund with legal and regulatory requirements, (3) the independence and performance of the Fund’s external accountants, and (4) the performance of the Fund’s internal audit function, which may be performed by employees of the Fund’s investment adviser, or other service providers.

The Audit Committee shall consist of the independent directors. Only those directors who are not “interested persons” of the Fund or its investment adviser, as defined in the Investment Company Act of 1940, will serve on the Audit Committee. The Board shall appoint the members of the Audit Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Fund shall provide appropriate funding for the retention of such professionals by the Committee. The Audit Committee may request any officer or employee of the Fund, the Fund’s investment adviser, the Fund’s outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1	.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2	.	Review the Fund’s annual audited financial statements with the Fund’s investment adviser, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Fund’s financial statements.

3	.	Review any analysis prepared by the Fund’s investment adviser and/or the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Fund’s financial statements.

4	.	Review major changes to the Fund’s auditing and accounting principles and practices as suggested by the independent accountant or the Fund’s investment adviser.

5	.	Recommend to the Board the appointment of the independent accountant, which independent accountant is ultimately accountable to the Audit Committee and the Board.

6	.	Recommend to the Board the fees to be paid to the independent accountant.

7	.	Receive periodic formal written reports from the independent accountant regarding the accountant’s independence and delineating all relationships between the accountant and the
Fund, discuss such reports with the accountant and, if so determined by the Audit Committee,

recommend that the Board take appropriate action to satisfy itself of the independence of the accountant.

8	.	Evaluate together with the Board the performance of the independent accountant and, if so determined by the Audit Committee, recommend that the Board replace the independent accountant.

9	.	Confer with the independent accountant prior to the audit regarding the planning and staffing of the audit.

10	.	Obtain from the independent accountant assurance that it has not performed any of the services prohibited under Section 10A of the Securities Exchange Act of 1934.

11	.	Discuss with the independent accountant the matters required to be discussed by Statement on
Auditing Standard No. 61 relating to the conduct of the audit.

12	.	Review with the independent accountant any problems or difficulties the accountant may have encountered and any management letter provided by the accountant and the Fund’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

13	.	Pre-approve any non-audit services proposed to be provided by the Fund’s independent accountant to the Fund and any non-audit services proposed to be provided by such independent accountant to the Fund’s investment adviser which have direct impact on the
Fund operations or financial reporting.

14	.	Review the status of the Audit Committee members to determine if any of them fit the SEC definition of “audit committee financial expert” and make recommendations regarding the
“audit committee financial expert” determination to the full Board.

15	.	Receive copies of any complaints received by the Fund regarding accounting, internal accounting controls or auditing matters and review such complaints, and take appropriate actions, if any. The Committee shall ensure that any such complaints received from employees of the Fund or the Fund’s investment adviser are treated on a confidential basis and that such submissions need not identify the submitting employee by name.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Fund’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Fund’s investment adviser and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between the Fund’s investment adviser and the independent accountant or to assure compliance with laws and regulations and the Fund’s Code of Ethics.

ATTACHMENT B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

THE HENSSLER FUNDS, INC.

      ~~The undersigned Reinaldo Pascual, whose office address is c/o Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, being at least 18 years of age, as an incorporator, hereby forms a~~       The Henssler Funds, Inc., a Maryland corporation ~~under and by virtue of~~ (the ~~laws of~~“Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland~~.~~ that:

     FIRST: The Corporation desires to amend and restate its charter as currently in effect. The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Name

The name of the Corporation is The Henssler Funds, Inc~~. (the "Corporation")~~.

ARTICLE II

Corporate Purposes

     The purpose for which the Corporation is formed is to engage in the business of an open-end management investment company.

     The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

ARTICLE III

Principal Office and Resident Agent

     The present address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE IV

Capital Stock and Stockholders

     Section ~~1.~~1(a). Authorized Shares. The total number of shares of capital stock which the Corporation ~~is~~has ~~authorized~~authority to issue is Five Hundred Million (500,000,000) shares of ~~Common Stock~~ par value $.0001 per share (“Shares”). The aggregate par value of all ~~shares~~Shares which the Corporation is authorized to issue is Fifty Thousand Dollars ($50,000).~~Subject to the following paragraph,~~ All of the authorized ~~shares~~Shares are initially classified as “Common Stock” of which One Hundred Million (100,000,000) ~~shares~~Shares are further classified as a series of Common Stock designated as The Henssler Equity Fund.

     The Board of Directors ~~is authorized~~shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of shareholders, to classify or to reclassify, from time to time, any unissued ~~shares of stock of the Corporation~~Shares, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the ~~stock~~Shares as shall be fixed and determined by resolution.

     The Shares may be issued by the Board of Directors in such separate and distinct Series and/or classes (“Classes”) as the Board of Directors shall from time to time create and establish. The Board of Directors is authorized, from time to time, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares of the Corporation into one or more separate Series or Classes of Shares, and to take such other action with respect to the Shares as the Board of Directors may deem desirable. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding. The Shares of any Series or Class shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors.

     (b) Series of Shares. The provisions of these Articles of Incorporation, including those in this Section apply to ~~each class of stock~~The Henssler Equity Fund and any additional Series, unless otherwise provided ~~by~~in the ~~Board of Directors prior to issuance of any shares of that class~~articles supplementary or other charter document classifying or reclassifying such series:

     (~~a~~i) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each ~~class of the Corporation's stock~~Series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from ~~class~~Series to ~~class~~Series. Except for these differences and certain other differences hereafter set forth, each ~~class~~Series of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

      (~~b~~ii) All consideration received by the Corporation for the issue or sale of ~~shares~~Shares of a ~~class of the Corporation's stock~~Series, together with all funds derived from any investment and reinvestment thereof, shall irrevocably belong to that ~~class~~Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that ~~class~~Series.

     (~~c~~iii) The assets belonging to a ~~class of the Corporation's stock~~Series shall be charged with the liabilities of the Corporation with respect to that ~~class~~Series and with that ~~class's~~Series’ share of the liabilities of the Corporation not attributable to any particular ~~class~~Series, in the latter case in the proportion that the net asset value of that ~~class~~Series (determined without regard to such liabilities) bears to the net asset value-of all ~~classes~~Series of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the

~~-2-~~ allocation of liabilities, including accrued expenses and reserves, the assets to a particular ~~class or classes~~Series.

     (~~d~~iv) Shares of each ~~class of stock~~Series shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such ~~class~~Series. Dividends or distributions shall be paid on ~~shares~~Shares of a ~~class of stock~~Series only out of the assets belonging to that ~~class~~Series.

     (~~e~~v) All holders of ~~shares of stock~~Shares shall vote as a single ~~class~~Series except with respect to any matter, which affects only one or more ~~classes of stock~~Series, in which case only the holders of ~~shares~~Shares of the ~~classes~~Series affected shall be entitled to vote.

     (~~f~~vi) In the event of the liquidation or dissolution of the Corporation, or the liquidation of a Series, the stockholders of a ~~class of the Corporation's stock~~Series that is being liquidated shall be entitled to receive, as a ~~class~~Series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that ~~class~~Series less the liabilities allocated to that ~~class~~Series. The assets so distributable to the stockholders of a ~~class~~Series shall be distributed among such stockholders in proportion to the number of ~~shares~~Shares of that ~~class~~Series held by them and recorded on the books of the Corporation. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. In the event that there are any assets available for distribution that are not attributable to any particular ~~class of stock~~Series, such assets shall be allocated to all ~~classes~~Series in proportion to the net asset value of the respective ~~classes.~~Series.

     (c) Classes of Shares. Each class of Shares of a Series of the Corporation shall represent investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restricting limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the charter of the Corporation and as set forth below:

(i) The net asset values of each class of Shares shall be calculated separately, and each Class shall be charged with those expenses attributable to that Class;

(ii) Dividends and other distributions (if any) shall be paid on each Class of Shares at such times as the Board of Directors or its delegates shall determine. The amounts of all dividends and other distributions shall be calculated separately for each class of Shares.

     Section 2. Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 3. Quorum Requirements. The presence in person or by proxy of the holders of one-third of the ~~shares of stock~~Shares of the Corporation entitled to vote without regard to Series or Class shall constitute a quorum at any meeting of the stockholders, except ~~with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the~~that where holders of any Series or Class vote as a Series or Class, one-third of the ~~shares~~aggregate number of ~~stock~~Shares of ~~each class~~that Series or Class outstanding and entitled to vote ~~on the matter~~ shall constitute a quorum for transaction of business by that Series or Class.

     Section 4. Voting. Notwithstanding any provision of the laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of more than a majority of the outstanding ~~stock~~Shares of the Corporation, that action shall, except to the extent otherwise required by the Investment Company Act of 1940, be effective and valid if taken or authorized by the affirmative vote of the holders of the majority of the total number of votes entitled to be cast thereon.

     On each matter submitted to stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his or her name on the books of the Corporation; provided, however, that when required by the 1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the stockholders of such Series or Class only.

     Section 5. No Preemptive Rights. No holder of ~~shares of stock~~Shares of the Corporation shall be entitled to any preemptive right other than as the Board of Directors may establish.

     ~~",~~Section 6. Redemption of Stock. Each stockholder may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the ~~shares~~Shares of that Series or class next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the ~~share~~Share, if any, less the amount of any redemption adjustment or fee, if any, imposed on such ~~shares~~Shares as may be provided by the Board of Directors from time to time, to the extent permitted by the Investment Company Act of 1940. The Board of Directors may establish procedures for redemption of stock. Payment of the redemption price by the Corporation or its designated agent shall be made within seven days after redemption or earlier if required by applicable law and shall be made by the Corporation only from the assets belonging to the Series whose Shares are being redeemed. The right of redemption may be suspended and payment of the redemption price may be postponed when permitted or required by applicable law. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record holder of the shares on the record date for that dividend. The Board of Directors may ~~trom~~from time to time, if the Board determines that it is in the economic or best interest of the Corporation, redeem upon prior written notice at the net asset value, and upon such terms as the Board may determine from time to time, stockholders~~'~~’ accounts which fall below ~~$1,000 or such lesser amounts as may be determined~~a minimum dollar amount set by the Board. The Board may also, to the extent the Board of Directors determines that it would be detrimental to the best interests of the Corporation or its stockholders to redeem shares entirely in cash, authorize payment of redemption amounts in portfolio securities or partly in cash and partly in portfolio securities. Section 7. Determinations by Board of Directors. Any determination made in good faith by o pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the allocation of any income, expense or liability to any loss of stock of the Corporation, as to the number of ~~shares~~ Shares of any Series or Class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of ~~shares~~ Shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its ~~shares~~Shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

ARTICLE V

Board of Directors

     Section 1. ~~Initial~~ Board of Directors. ~~The Corporation shall initially have three directors. The names of the initial~~As of the effective date of these Amended and Restated Articles of Incorporation, the Board of Directors is comprised of six members, and the following persons have been duly elected or appointed to serve as Directors~~, who shall hold office~~ until their successors are duly ~~chosen~~elected and qualified~~, are~~: Gene W. Henssler ~~and~~, Patricia T. Henssler, Ladd M. Kochmann, Robert E. Nickels, Joseph Owen, and David O’ Brien.

     Section 2. Number of Directors. The number of Directors in office may be changed ~~trom~~from time to time in the manner specified in the By-Laws of the Corporation, but this number shall never be less than the minimum number required under the Maryland General Corporation Law.

     Section 3. Certain Powers of Board of Directors. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, ( c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized, and (d) is authorized to adopt procedures for determination of and to maintain constant the net asset value of ~~shares~~Shares of the Corporation's stock.

ARTICLE VI

Liability and Indemnification

     (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The~~.~~ Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland ~~-~~Corporation Law.

     ~~(c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.~~

     (~~d~~c) References to the Maryland General Corporation Law in this Article ~~ate~~are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     (d) No repeal or modification to this Article VI by the stockholders of the Corporation, or adoption or modification of any other provision of the charter of the Corporation or Bylaws inconsistent with this Article VI shall repeal or narrow any (1) limitation on the liability of any Director, officer or employee of the Corporation or (2) right of indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

ARTICLE VII

Amendments

     The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares, except to the extent set forth in Article VI (d) above.

     SECOND: The foregoing amendment and restatement of the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

     THIRD: The foregoing amendment and restatement of the Charter of the Corporation has been advised and approved by a majority of the Board of Directors and approved by the stockholders of the Corporation.

     ~~I have signed these~~IN WITNESS WHEREOF, the undersigned President of The Henssler Funds, Inc. has executed the foregoing Amended and Restated Articles of Incorporation ~~on February 11, 1998~~ and ~~acknowledge~~hereby acknowledges the same to be ~~my~~the act of said Corporation and further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects under penalties of perjury.

     On _________ of _________, 2004

           THE HENSSLER FUNDS, INC.
ATTEST: _________________________	By: _______________________
~~Reinaldo Pascual~~ 	Gene W. Hennsler
Secretary	President